UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Blockchain Moon Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

BLOCKCHAIN MOON ACQUISITION CORP.

4651 Salisbury Road, Suite 400
Jacksonville, FL 32256

PROXY STATEMENT SUPPLEMENT

October 11, 2022

To the Stockholders of Blockchain Moon Acquisition Corp.:

This is a supplement (this “Supplement”) to the definitive proxy statement of Blockchain Moon Acquisition Corp. (“BMAC”), dated October 3, 2022 (the “Proxy Statement”), that was sent to you in connection with BMAC’s special meeting of stockholders scheduled for 10:00 a.m., Eastern Time, on October 19, 2022, virtually, at https://www.cstproxy.com/bmaq/2022 (the “Stockholder Meeting”).

At the Stockholder Meeting, BMAC’s stockholders will be asked to consider and vote upon a proposal to amend BMAC’s amended and restated certificate of incorporation charter (the “Amended and Restated Certificate of Incorporation”) to extend the date (the “Termination Date”) by which BMAC has to consummate an initial business combination (a “Business Combination,” and such extension, the “Charter Extension”) from October 21, 2022 (the “Original Termination Date”) to January 21, 2023 (the “Charter Extension Date”) and to allow BMAC, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to six times by an additional one month each time after the Charter Extension Date, by resolution of BMAC’s board of directors (the “Board”), if requested by Jupiter Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and upon five days’ advance notice prior to the applicable Termination Date, until July 21, 2023 or a total of up to nine months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension Amendment Proposal”).

BMAC has filed this Supplement with the Securities and Exchange Commission: (a) to advise stockholders of a change in the amount of cash to be deposited in the Trust Account (as defined below) if the Extension Amendment Proposal is approved and the Charter Extension becomes effective, (b) to update the amount currently held in the Trust Account and (c) to include a revised form of Amendment to the Amended and Restated Certificate of Incorporation attached as Annex A to the Proxy Statement.

CHARTER EXTENSION

All references to the Charter Extension throughout the Proxy Statement shall be revised to provide for an initial deposit into the trust account established to hold a portion of the proceeds of BMAC’s initial public offering (the “Trust Account”) of $360,000 in exchange for a non-interest bearing, unsecured promissory note issued by BMAC to Jupiter Sponsor LLC (or one or more of its affiliates, members or third-party designees) (the “Lender”). In addition, if the Extension Amendment Proposal is approved and the Charter Extension becomes effective, in the event that BMAC has not consummated a Business Combination by January 21, 2023, without approval of BMAC’s public stockholders, BMAC may, by resolution of the Board, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date extend the Termination Date up to six times, each by one additional month (for a total of up to six additional months to complete a Business Combination), provided that the Lender will deposit into the Trust Account $120,000 for each such monthly extension, for an aggregate deposit of up to $720,000 (if all six additional monthly extensions are exercised), in exchange for a non-interest bearing, unsecured promissory note issued by BMAC to the Lender.

TRUST ACCOUNT

On October 7, 2022, the most recent practicable date prior to the date of this Supplement, the redemption price per share of Public Stock was approximately $10.06 (which is expected to be the same approximate amount two business days prior to the Stockholder Meeting), based on the aggregate amount on deposit in the Trust Account of approximately $115,651,000 as of October 7, 2022 (including interest not previously released to BMAC to pay its franchise and income taxes), divided by the total number of then outstanding shares of Public Stock. The decrease in the amount on deposit in the Trust Account from the amount reported in Proxy Statement was the result of BMAC withdrawing interest to pay franchise tax obligations. The redemption price per share of Public Stock may increase between October 7, 2022 and the date that is two business days prior to the Stockholder Meeting due to any interest that accrues on the amount on deposit in the Trust Account prior to such date. If the closing price of the Public Stock as of October 10, 2022 was to remain the same until the date of the Stockholder Meeting, exercising redemption rights would result in a public stockholder receiving approximately $0.03 more per share of Public Stock than if the shares were sold in the open market (based on the current per share redemption price). BMAC cannot assure stockholders that they will be able to sell their Public Stock in the open market, even if the market price per share is lower than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

BMAC will not to use any amounts in the Trust Account, or the interest earned thereon, to pay any excise tax that may be imposed on BMAC pursuant to the Inflation Reduction Act (IRA) of 2022 (H.R. 5376) on any redemptions of Public Stock by BMAC.

VOTING MATTERS

Only holders of record of BMAC’s common stock, par value $0.0001 per share (the “Common Stock”), at the close of business on September 27, 2022, which is the record date for the Stockholder Meeting, are entitled to notice of the Stockholder Meeting and to vote and have their votes counted at the Stockholder Meeting and any adjournments or postponements of the Stockholder Meeting. As of the close of business on September 27, 2022, there were 14,805,000 shares of common stock issued and outstanding and entitled to vote. Each share is entitled to one vote per share at the Stockholder Meeting.

All public holders of BMAC’s Common Stock, regardless of whether they vote for or against the Extension Amendment Proposal or do not vote at all, may elect to convert their shares of Public Stock into their pro rata portion of the amounts then held in the Trust Account if the Charter Extension is implemented. To exercise your redemption rights, you must demand in writing that your shares of Public Stock are redeemed for a pro rata portion of the funds held in the Trust Account and tender your shares to Continental Stock Transfer & Trust Company, BMAC’s transfer agent, at least two business days prior to the initially scheduled date of the Stockholder Meeting. In order to exercise your redemption right, you need to identify yourself as a beneficial holder and provide your legal name, phone number and address in your written demand. You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. If you hold the shares in street name, you will need to instruct the account executive at your bank or broker to withdraw the shares from your account in order to exercise your redemption rights.

Before you vote, you should read the Proxy Statement and other documents that BMAC has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about BMAC and the Charter Extension. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement. If you have questions about the Charter Extension or if you need additional copies of the Proxy Statement or the proxy card you should contact:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: BMAQ.info@investor.morrowsodali.com

By Order of the Board of Directors of Blockchain Moon Acquisition Corp.

/s/ Enzo A. Villani
Enzo A. Villani
Chairman of the Board of Directors

You are not being asked to vote any proposed business combination at this time. If the Charter Extension is implemented and you do not elect to redeem your shares of Public Stock, provided that you are a stockholder on the record date for the stockholder meeting to consider a Business Combination, you will be entitled to vote on such Business Combination when it is submitted to stockholders and will retain the right to redeem your shares of Public Stock for cash in the event such Business Combination is approved and completed or we have not consummated such Business Combination by the applicable Charter Extension Date.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Stockholder Meeting. If you are a stockholder of record, you may also cast your vote in person at the Stockholder Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the Stockholder Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the Extension Amendment Proposal.

This Supplement is dated October 11, 2022.

ANNEX A

AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BLOCKCHAIN MOON ACQUISITION CORP.

Pursuant to Section 242 of the
Delaware General Corporation Law

BLOCKCHAIN MOON ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.	The name of the Corporation is “Blockchain Moon Acquisition Corp.”

2.	The Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 22, 2021 (the “Original Certificate”).

3.	An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 18, 2021 (the “Amended and Restated Certificate of Incorporation”).

4.	This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

5.	This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of fifty percent (50%) of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

6.	The text of Paragraph E of Article Sixth is hereby amended and restated to read in full as follows:

E.            In the event that the Corporation does not consummate a Business Combination upon the date which is the later of (i) January 21, 2023 (or July 21, 2023, if applicable under the provisions of this paragraph E) and (ii) such later date as may be approved by the Corporation’s stockholders in accordance with the Corporation’s amended and restated certificate of incorporation (in any case, such date being referred to as the “Termination Date”), the Corporation shall (a) cease all operations except for the purposes of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash for a redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), and (c) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the DGCL, including the adoption of a resolution by the Board of Directors pursuant to Section 275(a) of the DGCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the DGCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (b) and (c) above) to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. In such event, the per share redemption price shall be equal to a pro rata share of the Trust Fund plus any pro rata interest earned on the funds held in the Trust Fund and not previously released to the Corporation or necessary to pay its taxes divided by the total number of IPO Shares then outstanding.

Notwithstanding the foregoing or any other provisions of the Articles of this Amended and Restated Certificate, in the event that the Corporation has not consummated an initial Business Combination within 15 months from the closing of the Offering, the Corporation may, without another stockholder vote, elect to extend the date to consummate the Business Combination on a monthly basis for up to six times by an additional one month each time after the 15 months from the closing of the Offering, by resolution of the Board if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until 21 months from the closing of the Offering, provided that the Sponsor (or one or more of its affiliates, members or third-party designees) (the “Lender”) will deposit into the Trust Fund: $120,000 for each such monthly extension for an aggregate deposit of up to $720,000 (if all six additional monthly extensions are exercised), in exchange for a non-interest bearing, unsecured promissory note issued by the Corporation to the Lender. If BMAC completes a Business Combination, it will, at the option of the Lender, repay the amounts loaned under the promissory note or convert a portion or all of the amounts loaned under such promissory note into units, which units will be identical to the private placement units issued to the Sponsor at the time of BMAC’s initial public offering. If BMAC does not complete a Business Combination by the deadline to consummate the Business Combination, such promissory note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

7.	The text of Paragraph I of Article Sixth is hereby amended and restated to read in full as follows:

I.            If any amendment is made to this Article Sixth that would modify the substance or timing of the Corporation’s obligation to provide for the conversion of the IPO Shares in connection with an initial Business Combination or to redeem 100% of the IPO Shares if the Corporation has not consummated an initial Business Combination within 15 months (or up to 21 months, if applicable under the provisions of paragraph E) from the date of the consummation of the IPO, or with respect to any other provision in this Article Sixth, the holders of IPO Shares shall be provided with the opportunity to redeem their IPO Shares upon the approval of any such amendment, at the per-share price specified in paragraph C.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this    day of                      , 2022.

BLOCKCHAIN MOON ACQUISITION CORP.

By:
Name: Enzo A. Villani
Title: Chief Executive Officer